Exhibit 5.1

Weil, Gotshal & Manges llp	AUSTIN
767 FIFTH AVENUE • NEW YORK, NY 10153-0119	BEIJING
(212) 310-8000	BOSTON
FAX: (212) 310-8007	BUDAPEST
DALLAS
DUBAI
FRANKFURT
HONG KONG
HOUSTON
LONDON
MIAMI
MUNICH
PARIS
November 17, 2009	PRAGUE
PROVIDENCE
SHANGHAI
SILICON VALLEY
WARSAW
WASHINGTON, D.C.
Archipelago Learning, Inc.
3400 Carlisle Street, Suite 345
Dallas, TX 75204
Ladies and Gentlemen:
     We have acted as counsel to Archipelago Learning, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-161717 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the offer, issuance and sale by the Company of up to 3,125,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act or a re-allocation of the Shares (as defined below) between the Company Shares and the Selling Stockholder Shares (as defined below), the “Company Shares”) and (ii) the sale by the parties listed as selling stockholders (the “Selling Stockholders”) in the Registration Statement of an aggregate of up to 4,062,500 shares of Common Stock (together with any additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) under the Act or a re-allocation of the Shares (as defined below) between the Company Shares and the Selling Stockholder Shares (as defined below), the “Selling Stockholder Shares,” and collectively with the Company Shares, the “Shares”). The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement among the Company, the Selling Stockholders and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement; (vi) the form of Common Stock Certificate of the Company and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
     In such examination, we have assumed the Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Incorporation of the Company reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Company Shares, when issued and sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares, when sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     The opinion expressed herein is limited to the corporate laws of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Shares.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP